As filed with the Securities and Exchange Commission on May 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 N. Canon Drive,

4th Floor

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward
Chief Executive Officer
Genius Brands International, Inc.
190 N. Canon Drive,

4th Floor

Beverly Hills, CA 90210

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.
Jeffrey P. Schultz, Esq.e
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo P.C.
Chrysler Center, 666 Third Avenue
New York, NY 10017
Tel: (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated May 11, 2022

PROSPECTUS

GENIUS BRANDS INTERNATIONAL, INC.

691,262 Shares

Common Stock

_____________________________

This prospectus relates to shares of our common stock, par value $0.001 per share, that we may issue, from time to time, upon exchange, retraction or redemption of exchangeable shares of Wow Exchange Co Inc., f/k/a 1326919 B.C. Ltd, a wholly-owned Canadian subsidiary of ours that is referred to in this prospectus as “Exchangeco.” We refer to the exchangeable shares of Exchangeco as the “exchangeable shares.”

The exchangeable shares were issued by Exchangeco in connection with our acquisition (the “Wow Acquisition”) of all of the issued and outstanding shares of Wow Unlimited Media, Inc., a corporation existing under the laws of the Province of British Columbia (“Wow”), to Wow shareholders who made a valid election to receive exchangeable shares of Exchangeco in lieu of receiving shares of our common stock. The issuance of the exchangeable shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption from registration provided by section 3(a)(10) of the Securities Act on the basis of the approval of the Supreme Court of British Columbia (the “Court”). Each exchangeable share may be exchanged at the election of the holder for one share of our common stock. In addition, under certain circumstances, Exchangeco can redeem the exchangeable shares in exchange for shares of our common stock on a one-for-one basis.

Because the shares of our common stock offered by this prospectus will be issued only in exchange for or upon retraction or redemption of the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “GNUS.” On May 5, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.694 per share.

Investing in our securities involves certain risks. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus as well as those described under similar headings in our most recent Annual Report on Form 10-K, as amended and as updated and supplemented from time to time, our subsequent Quarterly Reports on Form 10-Q, the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS         , 2022.

TABLE OF CONTENTS

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INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus relates to the offering of the common stock offered hereby and the documents incorporated by reference into this prospectus. This prospectus and the documents incorporated by reference herein include important information about us, our shares being offered and other information you should know before investing in our shares. Before purchasing any securities, you should read carefully this prospectus and the documents incorporated by reference in this prospectus, as well as the additional information described under “Additional Information and Information Incorporated by Reference” on page 22 of this prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Genius” in this prospectus mean Genius Brands International, Inc., together with its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements, estimates and projections that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act. These forward-looking statements represent our beliefs, projections and predictions about future events or our future performance, and speak only as of the date we make them. You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will” or the negative or plural of these terms or other similar expressions or phrases, including references to assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Some of these risks are described more fully under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, in this prospectus under the heading “Risk Factors” below, and elsewhere in documents we file with the SEC, which are incorporated by reference in this prospectus. In addition to these risks and uncertainties, important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•	our ability to successfully integrate Wow into our operations or that Wow may fail to perform in accordance with expectations;

•	our ability to realize anticipated financial benefits from Wow;

•	any unexpected costs or liabilities that may arise from the Wow Acquisition, or the ownership and operation of Wow;

•	our ability to anticipate changes in popular culture, media and movies, fashion and technology;

•	competitive pressure from other distributors of content and within the retail market;

•	our reliance on and relationships with third-party production and animation studios;

•	our ability to market and advertise our products;

•	our reliance on third-parties to promote our products;

•	legislative, regulatory and economic developments, including changing business conditions in the industries in which Genius and Wow operate and the economy in general as well as financial performance and expectations of Genius and Wow’s existing and prospective customers;

•	potential adverse reactions or changes to business relationships resulting from the completion of the Arrangement;

•	loss of key personnel;

•	risks associated with international operations;

•	fluctuations in foreign currency exchange rates;

•	the impact of, and the ability to mitigate or manage disruptions posed by, the novel coronavirus pandemic or other pandemics;

•	changes in accounting estimates and judgments, accounting principles, policies or guidelines; and

•	a materially adverse change in our financial condition.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus and the information incorporated by reference herein, including the “Risk Factors” section of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, any subsequently filed Quarterly Reports on Form 10-Q and in any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed). This summary is not complete and does not contain all of the information that you should consider when making your investment decision.

Our Business

Genius Brands International, Inc. (“we,” “us,” “our,” or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by experienced industry personnel, we distribute our content primarily on television and streaming platforms and license our properties for a broad range of consumer products based on our characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment. New intellectual property titles include Stan Lee’s Superhero Kindergarten produced with Stan Lee’s Pow! Entertainment and Oak Productions. Arnold Schwarzenegger lends his voice as the lead and is also an Executive Producer on the series. Another new offering is KC! Pop Quiz, a live action game show featuring kids as contestants. The show is hosted by Casey Simpson, a prominent social media influencer and former Nickelodeon star. Both KC! Pop Quiz and Superhero Kindergarten are being broadcast in the United States on the Company’s wholly-owned advertiser supported video on demand (“AVOD”) distribution outlet, the Kartoon Channel!. Other series include the preschool property Rainbow Rangers, which debuted in November 2018 on Nickelodeon, and which was renewed for a third season on Kartoon Channel! And the preschool property Llama Llama, which debuted on Netflix in January 2018 and was renewed by Netflix for a second season. Our content library titles include the award-winning Baby Genius, adventure comedy Thomas Edison’s Secret Lab® and Warren Buffett’s Secret Millionaires Club, created with and starring iconic investor Warren Buffett, which is distributed across our Genius Brands Network on Comcast’s Xfinity on Demand, AppleTV, Roku, Amazon Fire, YouTube, Amazon Prime, Cox, Dish, Sling and Zumo, as well as Connected TV. We are also in production on a new animated series starring Shaquille O’Neal called Shaq’s Garage, which we expect to debut during the fourth quarter of 2022.

In addition, we act as licensing agent for Penguin Young Readers, a division of Penguin Random House LLC which owns or controls the underlying rights to Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

The Wow Acquisition

On October 26, 2021, we entered into an arrangement agreement (the “Arrangement Agreement”) to acquire all of the outstanding shares of Wow for $38.4 million in cash and 11,000,000 shares of Genius’ common shares. The acquisition will allow Genius to expand its audience demographic into the lucrative teens and young adult marketplaces, provide additional content on Kartoon Channel! and provide additional brands to be put through the consumer products and global distributions sales networks. At the effective time of the Arrangement, (a) holders of shares of Wow common stock will be entitled to receive CAN $1.169 per share in cash (less any applicable withholdings taxes) and (w) in the case of a Wow shareholder who validly makes an election to receive exchangeable shares exchangeable for shares of Genius common stock, ..271 of a share of Exchangeco (x) for all other Wow shareholders, .271 of shares of Genius, (b) Wow’s 9.5% convertible debenture notes will convert into common shares of Wow and the holders thereof will be entitled to receive the same consideration as Wow’s shareholders, on an “as-converted” basis , and (c) the outstanding Wow options will be treated as set forth in the Arrangement, such that (y) each holder of an unexercised “in-the-money” option that is outstanding immediately prior to the effective time of the Arrangement, and who, immediately following the effective time of the Arrangement, has ceased to be a director, officer, employee or consultant of Wow or its subsidiaries will be entitled to elect to exercise such departing optionholder’s option to acquire common shares of Wow as of immediately prior to the effective time of the Arrangement in accordance with the terms of the Arrangement, and (z) the “in-the-money” options held by any departing optionholder who does not timely elect to exercise the aforementioned option and all other holders of “in-the-money” options will be converted into a corresponding award relating to shares of Genius’ common stock, with such number of shares of Genius common stock subject to such award and, the exercise price applicable to such award determined in accordance with the formulas in the Arrangement.

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The transaction was unanimously approved by the board of directors of Wow, and on December 30, 2021, at a special meeting of the Wow shareholders, the shareholders voted to approve the Wow Acquisition. The transaction was also unanimously approved by the board of directors of Genius. The Court approved the Wow Acquisition pursuant to a Final Order of the Court dated January 22, 2022. At the closing on April 6, 2022, Genius, through Exchangeco, acquired all of the shares of Wow not already owned by Genius for an aggregate purchase price consisting of (i) approximately CDN $47,696,640, (ii) 10,365,823 shares of the Genius’ common stock, and (iii) 691,262 shares of Exchangeco.

Wow’s Business

Wow is a leading animation-focused entertainment company producing top-end content and building brands and audiences on the most engaging media platforms. The Company produces animation in its two established studios: Frederator Studios in the USA, which has a 20-year track record; and one of Canada’s largest, multi-faceted animation production studios, Mainframe Studios, which has a 25-year track record. The Company also operates Channel Frederator Network on YouTube.

Wow’s financial reporting segments include: (a) animation production, which includes work-for hire services, as well as original intellectual property creation and monetization, and (b) networks and platforms, which includes advertising and subscription revenue driven entertainment platforms for niche demographics. As of the date of this Circular, the networks and platforms segment primarily consisted of digital advertising video on demand revenues from YouTube.

Wow’s objective within animation production is to expand its business model such that it selectively invests and has ownership interests in certain films and television shows it produces. Examples of this include projects such as ReBoot, which is wholly-owned by Wow and financed by a production loan secured by various licensing and distribution contracts and government incentives, and Castlevania, which is wholly-owned and financed largely through licensing to Netflix. These investments in intellectual property reflect management’s view that one of Wow’s largest opportunities for growth lies in the ownership and exploitation of intellectual property across multiple viewing platforms. Wow’s production service business has provided, and will continue to provide, a significant source of revenue and cash flow to Wow over the term of each contract.

Company Information

We were incorporated in California on January 3, 2006, and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

Our principal executive offices are located at 190 N. Canon Drive, Suite 401, Beverly Hills, California 90210. Our telephone number is (310) 273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

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THE OFFERING

Issuer	Genius Brands International, Inc.

Common Stock Being Offered	691,262 shares of common stock, par value $0.001 per share.

Common Stock Outstanding Prior to the Offering	315,437,914 shares outstanding as of May 10, 2022.

Plan of Distribution	The shares of common stock will be issued in exchange for exchangeable shares held by former Wow shareholders. No broker, dealer or underwriter within the meaning of the Securities Act has been engaged in connection with this offering. See “Plan of Distribution” on page 10.

Use of Proceeds	Because the common stock will be issued upon exchange of the exchangeable shares, we will receive no cash proceeds from the offering. See “Use of Proceeds” on page 8.

Risk Factors	See “Risk Factors” on page 6 of this prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Exchange Listing	Our common stock is traded on the Nasdaq Capital Market under the symbol “GNUS.”

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RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this prospectus and the documents incorporated by reference herein or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. These could also be affected by additional factors that apply to all companies generally that are not specifically mentioned below. The price of our securities could decline, and you could lose part or all of your investment.

Investing in our securities involves certain risks. Before you invest in our securities, you should carefully consider those risk factors set forth below as well as the risks described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, together with all of the other information included in this prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described in this prospectus or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please read “Cautionary Statement Regarding Forward-Looking Statements.” For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page 22.

Risks Related to the Wow Acquisition

We may not realize all of the anticipated financial, marketing and operational benefits of the Wow Acquisition.

The benefits we expect to achieve as a result of the Wow Acquisition will depend, in part, on our ability to realize anticipated growth opportunities and cost synergies. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Wow’s business and operations with our business and operations. Even if we are able to integrate our business with Wow’s business successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies we currently expect within the anticipated time frame or at all. For example, me may be unable to eliminate duplicative costs, achieve growth plans, or effectively increase market share exposure. Moreover, we anticipate that we will incur substantial expenses in connection with the integration of our business with Wow’s business. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately, and may exceed current estimates.

Accordingly, the benefits from the Wow Acquisition may be offset by costs incurred or delays in integrating the companies, which could cause our financial assumptions to be inaccurate.

Exchange Rate fluctuations could result in significant foreign currency gains and losses and affect our business results.

Because the results of Wow are reported in Canadian dollars, which we will then translate to U.S. dollars for inclusion in our consolidated financial statements, we will be exposed to more significant currency translation risk as a result of the Wow Acquisition. As a result, changes between the foreign exchange rates, in particular the Canadian dollar and the U.S. dollar, affect the amounts we record for our foreign assets, liabilities, revenues and expenses, and could have a negative effect on our financial results. We currently do not enter into hedging arrangements to minimize the impact of foreign currency fluctuations.

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Risks Related to the Exchangeable Shares

Holders of exchangeable shares are expected to experience a delay in receiving shares of our common stock from the date they request an exchange, which may affect the value of the shares the holder receives in an exchange.

Holders of exchangeable shares who request to receive shares of our common stock in exchange for their exchangeable shares will not receive shares of our common stock until several business days after the applicable request is received. During this period, the market price of our common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by such holder of exchangeable shares upon a subsequent sale of the common stock received in the exchange.

The exchangeable shares will not be listed on any stock exchange.

The exchangeable shares are not expected to be listed on any stock exchange. Although each exchangeable share will be exchangeable at the option of the holder for shares of our common stock, there is no market through which the exchangeable shares may be sold, and holders may not be able to sell their exchangeable shares.

There may be a taxable event for an Eligible Holder as result of a transaction beyond his or her control.

A shareholder of Wow that is: (i) a resident of Canada for purposes of the ITA (as defined below) and not exempt from tax under Part I of the ITA, or (ii) a partnership, each member of which is a resident of Canada for purposes of the ITA and not exempt from tax under Part I of the ITA (“Eligible Holder”) who (a) disposes of shares of Wow pursuant to the Arrangement in consideration for exchangeable shares, and (b) validly makes a joint election under subsection 85(1) or subsection 85(2) of the ITA, as applicable, in respect of such shares, may obtain a full or partial deferral of any capital gain that may otherwise arise on the exchange of the Wow shares. However, an Eligible Holder will be considered to have disposed of exchangeable shares: (i) on a redemption (including pursuant to a request to Exchangeco to redeem or Genius to purchase such holder’s exchangeable shares (“Retraction Request”)) of such exchangeable shares by Exchangeco, and (ii) on an acquisition of such exchangeable shares by Genius or Callco (as defined in the Plan of Arrangement). Although each is a taxable event, the Canadian federal income tax consequences of the disposition will be different depending on whether the event giving rise to the disposition is a redemption or an acquisition.

Prior to the seventh anniversary of the effective date of the Arrangement (“Effective Date”), Exchangeco may choose to redeem exchangeable shares in limited circumstances, and Exchangeco may redeem the exchangeable shares in any circumstances on or after the seventh anniversary of the Effective Date. In addition, an Eligible Holder (including an Eligible Holder who exercises the right to require redemption of its exchangeable shares by giving a Retraction Request) cannot control whether the exchangeable shares will be acquired by Callco or us under the relevant call right or redeemed by Exchangeco. Thus, an Eligible Holder may have a taxable event in a transaction beyond his or her control and, in certain circumstances, an Eligible Holder may have no control over the Canadian federal tax consequences arising from such event. See “Material Canadian Federal Income Tax Considerations” for further information.

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USE OF PROCEEDS

Because the common stock will be issued upon exchange of the exchangeable shares, we will receive no cash proceeds from the offering.

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the exchangeable shares

The rights of holders of exchangeable shares, including exchange rights, are described in the terms of the Plan of Arrangement, which is included as Schedule B to the Arrangement Agreement that is included as Exhibit 2.1 to the registration statement of which this prospectus forms a part.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus will be issued in exchange for exchangeable shares as described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to the registration statement of which this prospectus forms a part. No broker, dealer or underwriter within the meaning of the Securities Act has been engaged in connection with this offering.

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INCOME TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following is a summary of the material Canadian federal income tax considerations arising under the Income Tax Act (Canada) and the regulations thereunder (the “ITA”) in respect of an exchange or redemption of exchangeable shares, and the holding and disposition of shares of Genius common stock acquired upon the exchange or redemption of the exchangeable shares generally applicable to a holder of exchangeable shares who, for purposes of the ITA, and at all relevant times, holds such exchangeable shares, and will hold shares of Genius common stock acquired upon the exchange or redemption of such exchangeable shares, as capital property and deals at arm’s length with, and is not affiliated with, Genius, Callco (as defined in the Plan of Arrangement) or Exchangeco and who, for purposes of the ITA, is or is deemed to be a resident of Canada at all relevant times (a “Resident Holder”).

This summary does not apply to a Resident Holder: (i) with respect to whom Genius is or will be a “foreign affiliate” within the meaning of the ITA, (ii) that is a “financial institution” for the purposes of the mark-to-market rules in the ITA, (iii) an interest in which is a “tax shelter investment” as defined in the ITA, (iv) that is a “specified financial institution” as defined in the ITA, (v) that has made a “functional currency” election under section 261 of the ITA, (vi) that is a corporation and is, or becomes as part of a transaction or event or series of transactions or events that includes the steps described in the Plan of Arrangement, controlled by a non-resident person or a group of non-resident persons not dealing with each other at arm’s length for the purposes of the foreign affiliate dumping rules in section 212.3 of the ITA, (vii) that has entered into, or will enter into, a “dividend rental arrangement”, a “derivative forward agreement” or a “synthetic disposition arrangement”, each as defined in the ITA, with respect to the exchangeable shares or shares of Genius common stock, or (viii) who, alone or together with persons with whom the holder does not deal at arm’s length for purposes of the ITA or any partnership or trust of which such holder or such person is a member or beneficiary, will hold more than 10% of the issued and outstanding exchangeable shares at any time following the implementation of the Plan of Arrangement. Any such holders should consult their own tax advisors with respect to their particular circumstances.

Exchangeable shares and shares of Genius common stock will generally be considered to be capital property to a Resident Holder unless such securities are held in the course of carrying on a business, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Resident Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the ITA to have such exchangeable shares, and every other “Canadian security” (as defined in the ITA) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. However, exchangeable shares of a Resident Holder in respect of which a valid election was made under subsection 85(1) or 85(2) of the ITA will not be Canadian securities for this purpose and therefore will not be deemed to be capital property under subsection 39(4) of the ITA. In addition, shares of Genius common stock will not be Canadian securities for the purposes of this election. Resident Holders who do not hold their exchangeable shares as capital property or who will not hold their shares of Genius common stock as capital property should consult their own tax advisors regarding their particular circumstances.

This summary is based on the facts set out in this document, the current provisions of the ITA and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this document. This summary takes into account all proposed amendments to the ITA that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Proposed Amendments”) and assumes that such Proposed Amendments will be enacted as proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the acquisition, holding and disposition of exchangeable shares or shares of Genius common stock. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

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This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular holder. This summary does not take into account your particular circumstances and does not address considerations that may be particular to you. Therefore, you should consult your own tax advisors regarding your particular circumstances.

Generally, for purposes of the ITA, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars generally based on the applicable exchange rate quoted by the Bank of Canada on the relevant day or such other rate of exchange as is acceptable to the CRA.

Call Rights

Callco and Exchangeco have certain rights (the “Call Rights”) to acquire exchangeable shares from Resident Holders in certain circumstances. Genius is of the view that the Call Rights have only a nominal fair market value and accordingly no amount should be allocated to the Call Rights. This summary assumes that the Call Rights have nominal value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view. Resident Holders should consult with their own tax advisors concerning this possibility.

Redemption, Exchange and Disposition of Exchangeable Shares

A Resident Holder will be considered to have disposed of exchangeable shares:

(i)       on a redemption (including pursuant to a Retraction Request) of such exchangeable shares by Exchangeco; and

(ii)       on an acquisition of such exchangeable shares by Genius or Callco.

However, as discussed below, the Canadian federal income tax consequences of the disposition for the Resident Holder will be different depending on whether the event giving rise to the disposition is a redemption or retraction by Exchangeco or an acquisition by Genius or Callco.

A Resident Holder who exercises the right to require the redemption of an exchangeable share by giving a Retraction Request cannot control whether the exchangeable share will be acquired by Genius or Callco under the Call Right or redeemed by Exchangeco.

Redemption or Retraction of Exchangeable Shares

On a redemption (including a retraction) of an exchangeable share by Exchangeco, the Resident Holder of the exchangeable share will generally be deemed to have received a dividend equal to the amount, if any, by which the fair market value of the proceeds received on the redemption exceeds the paid- up capital (for purposes of the ITA) of the exchangeable share at the time of redemption. On the redemption, the Resident Holder of the exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. The Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the exchangeable shares. In the case of a holder of exchangeable shares that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition or a capital gain and not as a dividend. For this purpose, the redemption proceeds of an exchangeable share will be equal to the aggregate of (i) the Current Market Price of one share of Genius common stock at the time of redemption multiplied by the Exchangeable Share Exchange Ratio on the business day immediately preceding the date on which such redemption proceeds of an exchangeable share are calculated; (ii) the full amount of all cash dividends declared or, to the extent a cash dividend has been declared by Genius on the shares of Genius common stock at the time of redemption for which a corresponding cash dividend on the exchangeable shares would be required to be, but has not yet been, declared, undeclared (but only to the extent Exchangeco has not taken one of the alternative actions permitted under its articles to account for such declaration by Genius), payable and unpaid, at such time, on such exchangeable shares; (iii) the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such exchangeable share; and (iv) the full amount of all dividends declared and payable in respect of each share of Genius common stock (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such exchangeable share in accordance with the articles of Exchangeco or adjusted for under the Exchangeable Share Exchange Ratio (the “Exchangeable Share Price”), where:

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“Current Market Price” means, in respect of a share of Genius common stock on any date, the average closing price of a share of Genius common stock on the NASDAQ during the period of twenty (20) consecutive trading days ending on the third (3rd) trading day immediately before such date or, if the shares of Genius common stock are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the shares of Genius common stock are listed or quoted, as the case may be, as may be selected by the board of directors of Exchangeco for such purpose; provided, however, that if in the reasonable opinion of the board of directors of Exchangeco the public distribution or trading activity of shares of Genius common stock during such period does not reflect the fair market value of a share of Genius common stock, then the Current Market Price of a share of Genius common stock will be determined in good faith by the board of directors of Exchangeco, based upon the advice of such qualified independent financial advisors as the board of directors of Exchangeco may deem to be appropriate; and provided further that any such selection, opinion or determination by the board of directors of Exchangeco will be conclusive and binding, absent manifest error; and

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each exchangeable share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of Genius pays any dividend or other distribution on the shares of Genius common stock by an amount, rounded to the nearest five decimal places, equal to (a) (i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, will equal the fair value as determined by the board of directors of Exchangeco acting reasonably and in good faith), expressed on a per share of Genius common stock basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the business day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment will be determined by the board of directors of Exchangeco acting reasonably and in good faith and any such determination by the board of directors of Exchangeco will be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio will only be so adjusted to the extent that the Board of Directors determines acting reasonably and in good faith that Exchangeco would be liable for any unrecoverable tax as a result of paying any such dividend or distribution in cash and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the exchangeable shares in accordance with the articles of Exchangeco.

The amount of any such deemed dividend will be generally subject to the tax treatment described in the section titled “Dividends on Exchangeable Shares” below. The tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains or Capital Losses”.

Dividends on Exchangeable Shares

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the exchangeable shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by Exchangeco at the time the dividend or deemed dividend is paid, such dividend will be treated as an “eligible dividend” for the purposes of the ITA and a Resident Holder who is an individual resident in Canada will be entitled to an enhanced dividend tax credit in respect of such dividend. There are limitations on the ability of a corporation to designate dividends and deemed dividends as eligible dividends. A dividend received by an individual, or certain trusts, may also give rise to alternative minimum tax under the ITA, depending on the circumstances.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on the exchangeable shares will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received and, subject to the special rules and limitations described below, will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the ITA will treat a taxable dividend received by Resident Holder that is a corporation as proceeds of disposition or a capital gain.

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A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the ITA) may be liable to pay a refundable tax under Part IV of the ITA to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. The exchangeable shares will be “taxable preferred shares” and “short-term preferred shares” for purposes of the ITA. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under Part IV.1 of the ITA.

Exchange of Exchangeable Shares with Genius or Callco

On the exchange of an exchangeable share by the Resident Holder with Genius or Callco for shares of Genius common stock, the holder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the exchangeable share. For this purpose, the proceeds of disposition in respect of an acquisition of an exchangeable share by Callco or Genius will be equal to the Exchangeable Share Price. The acquisition of an exchangeable share by Callco or Genius will not result in a deemed dividend. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains or Capital Losses”.

Disposition of Exchangeable Shares other than on Redemption, Retraction or Exchange

A disposition or deemed disposition of exchangeable shares by a Resident Holder, other than on the redemption, retraction or exchange of such shares, will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of those exchangeable shares immediately before the disposition. For a description of the tax treatment of capital gains and losses, see “Material Canadian Federal Income Tax Considerations-Holders Resident in Canada-Taxation of Capital Gains or Capital Losses” below.

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Dividends on Shares of Genius Common Stock

A dividend received or deemed to be received on shares of Genius common stock by a Resident Holder who is an individual will be included in computing such Resident Holder’s income for the taxation year in which such dividends are received and will not be subject to the gross-up and dividend tax credit rules in the ITA.

A dividend received or deemed to be received on shares of Genius common stock by a Resident Holder that is a corporation will be included in the corporation’s income and will generally not be deductible in computing its taxable income.

Any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to specific rules and limitations under the ITA, to be credited against the Resident Holder’s income tax or deducted from income.

Acquisition and Disposition of Shares of Genius Common Stock

The cost of shares of Genius common stock received on the retraction, redemption or exchange of an exchangeable share will be equal to the fair market value of such shares of Genius common stock at the time of such event and will generally be averaged with the adjusted cost base of any other shares of Genius common stock held at that time by the Resident Holder as capital property for the purpose of determining the Resident Holder’s adjusted cost base of such shares of Genius common stock.

Generally, on a disposition or deemed disposition of shares of Genius common stock, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of the shares of Genius common stock immediately before the disposition or deemed disposition. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the holder in that year (subject to and in accordance with rules contained in the ITA). Allowable capital losses for a taxation year in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.

A Resident Holder that throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the ITA), including amounts in respect of net taxable capital gains.

A taxable capital gain realized by an individual, or certain trusts, may give rise to a liability for alternative minimum tax under the ITA.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of certain dividends previously received (or deemed to be received) by the Resident Holder on such share (or another share where the share has been acquired in exchange for such other share) to the extent and under circumstances prescribed by the ITA. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary, or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

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Foreign Property Information Reporting

A Resident Holder who is a “specified Canadian entity” as defined in the ITA for a taxation year or fiscal period whose total cost amount of “specified foreign property” as defined in the ITA, which includes the shares of Genius common stock and the exchangeable shares (including any ancillary rights), at any time in the year or fiscal period exceeds $100,000, is required to file an information return for the year or period disclosing prescribed information in respect of such property. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Offshore Investment Fund Property

The ITA contains rules that may require a taxpayer to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”. These rules could apply to a Resident Holder in respect of a share of Genius common stock or an exchangeable share if two conditions below are both satisfied.

The first condition for such rules to apply is that the value of the share of Genius common stock may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing (“Investment Assets”).

The second condition for such rules to apply to a Resident Holder is that it must be reasonable to conclude that one of the main reasons for the Resident Holder acquiring or holding a share of Genius common stock or an exchangeable share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the ITA had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a share of Genius common stock or an exchangeable share (i) an imputed return for the taxation year computed on a monthly basis and determined by multiplying the Resident Holder’s “designated cost” (as defined in the ITA) of such share at the end of the month by 1/12th of the aggregate of the applicable prescribed rate of interest for the period that includes such month and two percent, less the amount of (ii) the Resident Holder’s income for the year (other than a capital gain) from such share determined without reference to these rules. Any amount required to be included in computing a Resident Holder’s income under these provisions will be added to the adjusted cost base to the Resident Holder of its share of Genius common stock or its exchangeable share, as the case may be.

The application of these rules depends, in part, on the reasons for a Resident Holder acquiring or holding shares of Genius common stock or exchangeable shares. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules, in their own particular circumstances.

Eligibility for Investment

Provided that the shares of Genius common stock are listed on a “designated stock exchange” within the meaning of the ITA (which includes the NASDAQ), the shares of Genius common stock will be qualified investments under the ITA for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan (“RESP”), a registered disability savings plan (“RDSP”), a tax-free savings account (“TFSA”) (collectively “Registered Plans”) and a deferred profit sharing plan, each as defined in the ITA.

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Notwithstanding that the shares of Genius common stock may be qualified investments for trusts governed by Registered Plans, the annuitant holder or subscriber of a Registered Plan, as applicable, may be subject to a penalty tax under the ITA if such shares are a “prohibited investment” within the meaning of the ITA for the particular Registered Plan. The shares of Genius common stock will generally not be a prohibited investment for a Registered Plan, provided that the annuitant, holder or subscriber of the Registered Plan, as applicable, , deals at “arm’s length” (within the meaning of the ITA) with Genius and does not have a “significant interest” (within the meaning of the ITA) in Genius. Resident Holders should consult their own tax advisors to ensure that the shares of Genius common stock will not be a prohibited investment for their Registered Plans.

Certain Material U.S. Federal Income Tax Consequences to Non-US Holders

The following is a summary of certain material U.S. federal income tax considerations generally applicable to non-U.S. Holders (as defined below) related to the exchange of exchangeable shares for shares of Genius common stock (the “Exchange” for purposes of this summary) and of the ownership and disposition of the shares of Genius common stock received in the Exchange.

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. Except as explicitly set forth herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation or regulations. No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Plan of Arrangement, the Exchange or the other matters discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to non-U.S. Holders as a result of the Exchange or the ownership and disposition of the shares of Genius common stock received in the Exchange. This summary does not address any tax consequences to U.S. Holders (as defined below). U.S. Holders should consult their own tax advisors regarding the U.S. tax consequences to them arising from and relating to the Exchange and the ownership and disposition shares of our common stock that are received in the Exchange. In addition, this summary does not take into account the individual facts and circumstances of any particular non-U.S. Holder that may affect the U.S. federal income tax consequences applicable to such Non-U.S. Holder, nor does this summary address the U.S. federal income tax considerations to Non-U.S. Holders that are subject to special provisions under the Code, including the following:

(a)	holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

(b)	holders that are banks or other financial institutions, insurance companies, real estate investment trusts, mutual funds or regulated investment companies;

(c)	holders that are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

(d)	holders subject to the alternative minimum tax provisions of the Code or special tax accounting rules under Section 451(b) of the Code;

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(e)	holders that own exchangeable shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

(f)	holders that hold exchangeable shares other than as a capital asset within the meaning of Section 1221 of the Code;

(g)	holders that are controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

(h)	holders who acquired exchangeable shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

(i)	holders that are U.S. expatriates or former long-term residents of the United States; and

(j)	holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein. Exchangeable shareholders that are subject to special provisions under the Code, including holders described above, should consult their own tax advisors regarding the U.S. tax consequences to them in light of their own circumstances of the Exchange and the ownership and disposition of the shares of Genius common stock received in the Exchange.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes owns exchangeable shares, the U.S. federal income tax consequences of the Exchange and of the ownership and disposition of the shares of Genius common stock received in the Exchange to such partnership and the partners of such partnership generally will depend upon the activities of the partnership and status of such partners. Holders that are classified as partnerships for U.S. federal income tax purposes, and the partners of such entities, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange and of the ownership and disposition of the shares of Genius common stock received in the Exchange.

This summary does not address any U.S. tax consequences other than U.S. federal income tax consequences, it does not address any U.S. federal income tax reporting requirements, and it does not address any tax consequences under a treaty, if any, in place between the United States and any particular Non-U.S. Holder’s country of residence. Each Non-U.S. Holder should consult its own tax advisor regarding those tax consequences.

For purposes of this summary, a “U.S. Holder” means for U.S. federal income tax purposes,

(a)	an individual who is a citizen or resident of the U.S.,

(b)	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S. or the District of Columbia,

(c)	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or

(d)	a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner (for U.S. federal income tax purposes) of exchangeable shares and shares of Genius common stock received in the Exchange other than a U.S. Holder.

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This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-US Holder and no representations with respect to the tax consequences to any particular Non-US Holder are made. Non-U.S. Holders are urged to consult their own tax advisors regarding the tax consequences to them in light of their own circumstances of the Exchange and the ownership and disposition of the shares of Genius common stock received in the Exchange.

Tax Consequences to Non-U.S. Holders Arising from the Exchange and the Ownership or Disposition of Shares of Genius Common Stock

Exchange of Exchangeable Shares

There is no direct authority addressing the proper characterization and treatment of instruments with characteristics similar to the exchangeable shares for U.S. federal income tax purposes. We intend to take the position that the exchangeable shares constitute stock of Genius and not shares of Exchangeco for U.S. federal income tax purposes. As a result, we intend to take the position that the Exchange qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that such intent and position is correct, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Genius common shares in the Exchange. A Non-U.S. Holder will have an aggregate adjusted U.S. tax basis in the Genius common shares received in the Exchange equal to the Non-U.S. Holder’s aggregate adjusted U.S. tax basis in the exchangeable shares surrendered in the Exchange. The Non-U.S. Holder’s U.S. holding period for the Genius common shares received in the Exchange will include the holding period of the exchangeable shares surrendered in the Exchange.

If the exchangeable shares are not treated as shares of stock of Genius for U.S. federal income tax purposes, the U.S. federal income tax consequences of the Exchange for a Non-U.S. Holder will generally be the same as described below under the heading “Dispositions of Shares of Genius Common Stock”.

Receipt of Distributions on Shares of Genius Common Stock

Distributions, if any, received with respect to the shares of Genius common stock out of Genius’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be subject to U.S. withholding tax at a rate of 30% (or lower applicable treaty rate) unless a Non-U.S. Holder establishes that such distributions are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the U.S. Distributions that are effectively connected with a trade or business that a Non-U.S. Holder conducts in the U.S. (and, if required by an applicable tax treaty, also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will be taxed at the regular graduated U.S. federal income tax rates applicable to U.S. Holders. In addition, a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) on dividend income that is effectively connected with a U.S. trade or business (and, if required by an applicable tax treaty, also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). To the extent a distribution exceeds Genius’ current or accumulated earnings and profits, it will first constitute a tax-free return of capital that is applied against and reduces, but not below zero, the adjusted U.S. tax basis of a Non-U.S. Holder’s shares of Genius common stock. Any remainder will constitute capital gain from the disposition of shares of Genius, the treatment of which is described below.

Dispositions of Shares of Genius Common Stock

Subject to the rules discussed below, a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain (if any) realized on the sale or exchange of shares of Genius common stock unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and, if required by an applicable treaty, also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

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If a Non-U.S. Holder falls under clause (i) above, the Non-U.S. Holder generally will recognize gain or loss on the disposition equal to the difference between the Non-U.S. Holder’s adjusted U.S. tax basis in the shares of Genius common stock and the amount realized from the disposition. Such Non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized from the disposition at the regular graduated U.S. federal income tax rates applicable to U.S. Holders. Gain or loss will be long-term capital gain or loss if the non-U.S. Holder’s holding period for U.S. federal income tax purposes is more than one year. Preferential tax rates generally apply to net long-term capital gains of a Non-U.S. U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to complex limitations. In addition, if a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes falls under clause (i) above, it may be subject to an additional branch profits tax on effectively connected income at a 30% rate (or lower applicable treaty rate). If an individual Non-U.S. Holder falls under clause (ii) above, the individual (notwithstanding the fact that such individual is not considered a resident of the United States) generally will be subject to a flat 30% (or lower applicable treaty rate) tax on the gain derived from a disposition, which may be offset by certain U.S. capital losses subject to applicable rules governing the availability of capital loss deductions for U.S. federal income tax purposes. Individual Non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a disposition of shares of Genius common stock are urged to consult their tax advisors as to the tax consequences of such disposition.

Notwithstanding the foregoing, if Genius is or has been a “U.S. real property holding corporation,” or “USRPHC,” a Non-U.S. Holder of shares of Genius common stock may be subject to (i) U.S. federal income tax on the gain (if any) realized on the sale or exchange of such shares as if the gain was effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, and (ii) a 15% withholding tax applied to the gross proceeds received on a disposition of the shares. Generally, a U.S. corporation is a USRPHC if at least 50% of the fair market value of all of its interests in real property (both U.S. and non-U.S.) and all of its other assets used or held for use in a trade or business (as defined in applicable Treasury regulations) consists of “U.S. real property interests.” We believe Genius is not, and we do not anticipate Genius becoming, a USRPHC for U.S. federal income tax purposes. However, no assurance can be given that Genius is not or will not become a USRPHC. If Genius is or were to become a USRPHC, however, any gain recognized on a sale or other disposition of shares of Genius common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of shares of Genius common stock during the applicable period would not be subject to U.S. federal income tax, provided that the shares of Genius common stock are “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code). The provisions of the Code and Treasury regulations regarding these determinations are complex and subject to differing interpretations. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the shares of Genius common stock or exchangeable shares and the proceeds from a sale or other disposition of such shares. Holders of shares of Genius common stock or exchangeable shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders are generally exempt from information reporting and backup withholding with respect to the proceeds from the disposition of exchangeable shares and shares of Genius common stock (assuming that the gain is otherwise exempt from U.S. federal income tax) but such Non-U.S. Holders may be required to comply with certification and identification procedures in order to prove their exemption. The payment of proceeds of a disposition of shares of Genius common stock effected at the U.S. office of a broker or through certain U.S. paying agents generally will be subject to the information reporting and backup withholding rules unless such Non-U.S. Holder establishes an exemption.

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Foreign Account Tax Compliance Withholding

Sections 1471 through 1474 of the Code, the Treasury regulations promulgated thereunder and other governmental notices with respect thereto (collectively, “FATCA”) could impose a withholding tax of 30% (“FATCA Withholding”) on dividends on shares of Genius common stock paid to Non-U.S. Holders or any non-U.S. person or entity that receives such dividends on behalf of a holder (a “non-U.S. payee”), unless the holder and each non-U.S. payee in the payment chain complies with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements (including any intergovernmental agreement entered into by the United States and another applicable jurisdiction to facilitate the application and implementation of FATCA). In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Holders are strongly urged to consult their tax advisors regarding FATCA. Holders should also consult their banks or brokers through which they hold or would hold the shares of Genius common stock or exchangeable shares about the likelihood that payments to such banks or brokers (for credit to the holders) may become subject to FATCA Withholding.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES RELATING TO THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF GENIUS SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

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LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Genius’ Form 10-K for the year ended December 31, 2021 have been audited by Baker Tilly US, LLP, our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Genius files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Genius files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Genius at http://www.gnusbrands.com/ under the “Investor Relations” link and then under the heading “Financials” and then under the subheading “SEC Filings.” Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and you should not consider any such information to be a part of this prospectus. We have included our website address as an inactive textual reference only.

Genius has filed a registration statement on Form S-1 under the Securities Act with the SEC to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about Genius and its securities, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Genius to incorporate certain information into this prospectus by reference to other information that has been filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. All documents that Genius files (but not those that Genius furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the registration statement of which this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that Genius files (but not those that Genius furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The documents that are incorporated by reference contain important information about Genius, and you should read this prospectus together with any other documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the following documents that have previously been filed with the SEC by Genius:

•         our Annual Report on Form 10-K for fiscal year ended December 31, 2021, filed with the SEC on April 6, 2022;

•         our Current Reports on Form 8-K filed with the SEC on March 9, 2022, March 25, 2022, April 12, 2022 and May 3, 2022;

•         the description of the Common Stock contained in the Company’s Registration Statement on Form S-3 (File No. 333-248623), filed with the SEC on September 4, 2020, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021, including any amendment or report filed for the purpose of updating such description.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Corporate Secretary

Genius Brands International, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

(310) 273-4222

23

GENIUS BRANDS INTERNATIONAL, INC.

691,262 Shares

Common Stock

P R O S P E C T U S

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$45
Printing expense	1,000
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous Fees	–
Total	$41,045

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;
•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, and employee of our company, (i) against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding, provided that the Board of Directors shall first have determined, in its sole judgment, that the person acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the company. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending proceeding civil action, suit or proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the bylaws.

Item 15. Recent Sales of Unregistered Securities

On May 27, 2019, the Company issued 1,087 shares of common stock to a vendor for production services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 28, 2019, the Company issued 25,000 shares of common stock to a vendor for consulting services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 14, 2019, the Company issued 5,250 shares of Common Stock to a vendor for consulting services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 16, 2019, the Company issued 25,000 shares of Common Stock to a vendor for consulting services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On August 2, 2019, the Company issued 481,481 shares of Common Stock to a vendor for production services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On October 2, 2019, the Company entered into a stock purchase agreement (the “October 2019 Stock Purchase Agreement”) with Andy Heyward, the Company’s Chairman and Chief Executive Officer, pursuant to which Mr. Heyward agreed to purchase 1,000,000 shares of Common Stock, in a private placement for an aggregate purchase price of $760,000, or $0.76 per share. The private placement closed on October 3, 2019. The shares issued in the private placement were offered and sold in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act, as amended and/or Rule 506 of Regulation D promulgated by the SEC under the Securities Act.

On October 18, 2019, the Company issued 534,247 shares of Common Stock to a vendor for production services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

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On October 29, 2019, in a concurrent private placement with a registered direct offering, the Company issued to the Investor who participated in the registered offering warrants exercisable for one share of Common Stock for an aggregate of 477,474 shares of Common Stock at an exercise price of $0.76 per share. Each warrant will be immediately exercisable on the date of its issuance and will expire five years from the date it becomes exercisable. The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as placement agent and received warrants to purchase 46,421 shares at an exercise price of $0.836 per share. The warrants and the shares of our Common Stock issuable upon the exercise of the warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

From November 22, 2019 through November 25, 2019, the holders of shares of Series A Convertible Preferred Stock converted 415 shares of the Company’s Series A Convertible Preferred Stock into 1,976,195 shares of Common Stock, pursuant to the terms of such Series A Convertible Preferred Stock. The shares of Common Stock are issued pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act.

From November 27, 2019 through December 13, 2019, the holders of shares of Series A Convertible Preferred Stock converted 384 shares of the Company’s Series A Convertible Preferred Stock into 1,828,571 shares of the Company’s Common Stock, pursuant to the terms of such Series A Convertible Preferred Stock. The shares of Common Stock were issued pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act.

On December 16, 2019, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain of the holders of the Existing Warrants to purchase an aggregate of 3,646,135 shares of Common Stock (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would exercise their Existing Warrants (the “Investor Warrants”) for shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”) at a reduced exercise price of $0.21 per share of Common Stock. In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of approximately 3,646,135 shares of Common Stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to the number of the Exercised Shares underlying any Investor Warrants. The New Warrants are exercisable six months and one day after issuance and terminate on the date that is five years following the initial exercise date at an exercise price per share of $0.3004. The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.  The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as the exclusive financial advisor for the transaction in consideration for which it received warrants to purchase 255,230 shares of Common Stock. Such warrants and the shares of Common Stock issuable upon the exercise of the warrants were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 8, 2020, the Company issued 43,077 shares of the Company’s common stock valued at $0.65 per share to a provider for investor relations services. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 11, 2020, the Company and certain accredited investors (each an “Investor” and collectively, the “Investors”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company agreed to sell and issue (1) Senior Secured Convertible Notes to the Investors in the aggregate principal amount of $13,750,000 (each, a “Note” and collectively, the “2020 Convertible Notes”) and $11,000,000 funding amount (reflecting an original issue discount of $2,750,000) and (2) warrants to purchase 65,476,190 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for a period of five years at an initial exercise price of $0.26 per share (each a “Warrant” and collectively, the “Warrants”), for consideration consisting of (i) a cash payment of $7,000,000, and (ii) full recourse cash secured promissory notes payable by the Investors to the Company (each, an “Investor Note” and collectively, the “Investor Notes”) in the principal amount of $4,000,000 (the “Investor Notes Principal”) (collectively, the “Financing”). The closing of the sale and issuance of the 2020 Convertible Notes, the Warrants and the Placement Agent Warrants occurred on March 17, 2020 (the “Closing Date”). In addition, the Company issued to the Placement Agent warrants to purchase 6,547,619 shares of Common Stock at an initial exercise price of $0.26 per share at closing. The issuance of the Notes and the Warrants and the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants were exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The issuance of the warrants to the Placement Agent was exempt from registration under Section 4(a)(2) of the Securities Act.

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On June 12, 2020, the Company issued to Oak Productions, Inc. a warrant to purchase 2,158,273 shares of the Company’s common stock at an exercise price equal to $1.39 per share as a non-refundable recoupable advance on certain participation in an animated television series. In addition, MSA Advisors, LLC also received a warrant to purchase 125,899 shares of the Company’s common stock at the same exercise price as compensation for MSA’s role as an advisor to the animated television series. The issuances of the warrants were exempt from registration under Section 4(a)(2) of the Securities Act. On June 23, 2020, the Company entered into conversion agreements (the “Conversion Agreements”) with all of its holders (the “Holders”) of senior secured convertible notes (the “Notes”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 11, 2020, by and among the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”). Pursuant to the Conversion Agreements, the Holders agreed to (i) prepay in full the Investor Notes (as defined in the Purchase Agreement) in the aggregate principal amount of $4,000,000 that were issued as partial payment for the Notes and (ii) tender conversion notices to the Company for the full conversion of their Notes in the aggregate principal amount of $13,750,000, which resulted in the issuance to the Holders of an aggregate of 65,476,191 shares of common stock. The issuance of Conversion Shares shall be made in reliance on exemption from registration pursuant to Section 4(a)(2) under the Securities Act.On June 22, 2020, the Company issued 49,610 shares of Common Stock valued at $3.85 per share to a provider for investor relations services. The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On July 15, 2020, the Company issued 32,609 shares of Common Stock valued at $2.30 per share to a provider for marketing services. The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On July 22, 2020, the Company issued 124,449 shares of Common Stock valued at $2.30 per share to a provider for marketing services. The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

During the year ended December 31, 2020, the Company issued 5,219,048 shares of Common Stock pursuant to the conversion of 1.097 shares of Series A Convertible Preferred Stock at a conversion price of $0.21 per share. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On November 18, 2020, the Company issued 500,000 shares of Common Stock valued at $1.39 per share to a provider for production and marketing services. The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On December 18, 2020, the Company issued 500,000 shares of Common Stock valued at $1.39 per share to a provider for production and marketing services. The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 6, 2021, the Company issued 25,000 shares of the Company’s Common Stock for consulting services at $1.40 per share. The total amount of $35,000 was included in accrued expenses as of December 31, 2020. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 21, 2021, the Company issued 136,986 shares of the Company’s Common Stock for marketing services at $1.46 per share. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 28, 2021, the Company entered into letter agreements (the “Letter Agreements”) with certain existing institutional and accredited investors to exercise certain outstanding warrants (the “Existing Warrants”) to purchase up to an aggregate of 39,740,500 shares of the Company’s common stock at their original exercise price of $1.55 per share (the “Exercise”). The Existing Warrants (the “Registered Existing Warrants”) and the shares of common stock underlying the Registered Existing Warrants were previously registered pursuant to a registration statement on Form S-3 (File No. 333-248623). In consideration for the exercise of the Existing Warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 39,740,500 shares of common stock (the “New Warrants”) at an exercise price of $2.37 per share and with an exercise period of five years from the initial issuance date. The New Warrants were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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On February 1, 2021, the Company issued 1,932,163 shares of the Company’s common stock valued at $1.78 per share as partial consideration for the ChizComm acquisition. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 4, 2021, the Company issued 48,495 shares of the Company’s common stock valued at $1.81 per share as partial consideration for the ChizComm acquisition. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On October 27, 2021, we issued 176,101 shares of common stock valued at $1.59 per share for production services. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On December 1, 2021, we issued 2,281,269 shares of common stock valued at $1.49 as partial consideration for 3,000,000 shares in YFE. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On October 26, 2021, the Company and Wow Exchange Co. Inc. (formerly, 1326919 B.C. Ltd.), a corporation existing under the laws of the Province of British Columbia and, then, a wholly owned subsidiary of the Company (“Purchaser” or “Exchangeco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) to acquire all of the outstanding shares of Wow Unlimited Media Inc., a corporation existing under the laws of the Province of British Columbia (“Wow”) such that Exchangeco will own 100% of the shares of Wow (the “Arrangement”). Pursuant to the Arrangement Agreement, on April 6, 2022, the Company, through Exchangeco, acquired all of the shares of Wow not already owned by Genius for an aggregate purchase price, which included the issuance of 10,365,823 shares of the Company’s common stock. These securities were issued in reliance upon the exemption from registration provided by section 3(a)(10) of the Securities Act on the basis of the approval of the Supreme Court of British Columbia.

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement dated as of October 26, 2021 among the Company,1326919 B.C. LTD. and Wow Unlimited Media Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2021)
3.1	Articles of Incorporation of Genius Brands International Inc., as amended (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021)
3.2	Bylaws of Genius Brands International, Inc., as amended (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 19, 2019)
3.3	Amended and Restated Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock, filed with the Secretary of State of Nevada on November 21, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2019)
4.1	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)
4.2	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
4.4	Form of Waiver Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
4.5	Description of Capital Stock (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2020)
4.6	Form of Waiver Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019)
4.7	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2019)
4.8	Form of Reload Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2019)
4.9	Form of New Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2021)
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered
10.1†	2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.2†	First Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.3†	Second Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)

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10.4†	Form of Stock Option Grant Notice (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.6†	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.10†	Genius Brands International, Inc. 2015 Incentive Plan, as amended (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2017)
10.13	Loan and Security Agreement dated August 5, 2016 between Genius Brands International, Inc. and Llama Productions LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2016)
10.14	Subscription Agreement dated January 17, 2017 between Genius Brands International, Inc. and Sony DADC USA, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2017)
10.17	Securities Purchase Agreement dated January 8, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
10.18†	Employment Agreement dated April 18, 2018 between Genius Brands International, Inc. and Robert Denton (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2018)
10.19	Securities Purchase Agreement dated August 17, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
10.20	Registration Rights Agreement dated August 17, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
10.21	Loan and Security Agreement dated September 28, 2018, by and between Llama Productions LLC and Bank Leumi USA (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018)
10.22	Amendment No. 2 to Loan and Security Agreement, effective as of August 27, 2018, by and between Llama Productions LLC and Bank Leumi USA (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018)
10.23	Amended and Restated Employment Agreement dated November 16, 2018 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2018)
10.24†	Employment Agreement dated April 16, 2018 between Genius Brands International, Inc. and Michael Jaffa (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019)
10.25	Form of Letter Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2021)
10.26	Purchase and Sale Agreement, dated February 1, 2021, by and among Genius Brands International, Inc., GBI Acquisition LLC, 2811210 Ontario Inc. and Harold Aaron Chizick, Jennifer Mara Chizick, Wishing Thumbelina Inc., and Harold Aaron Chizick and Jennifer Mara Chizick, trustees of The Chizick (2019) Family Trust for and on behalf of Harold Aaron Chizick, Jennifer Mara Chizick and Jay Mark Sonshine, the trustees of The Chizick (2019) Family Trust (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2021)
10.27	Share Purchase Agreement, dated of December 1, 2021, by and among Genius Brands International, Inc. and F&M Film-und Medien Beteiligungs GmbH (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2021)
10.28	Shareholder Agreement, dated as of December 1, 2021 among Genius Brands International, Inc. and F&M Film-und Medien Beteiligungs GmbH (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2021)
10.29†	Employment Agreement, dated as of December 13, 2021, by and between Genius Brands International, Inc. and Zrinka Dekic (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2021)
10.30†	Stock Option Grant Notice and Stock Option Grant Agreement between Genius Brands International, Inc. and Zrinka Dekic dated December 9, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2021)
10.31†	Genius Brands International, Inc. 2020 Incentive Plan (Incorporated by reference to the Company’s Form S-8 filed with the SEC on November 16, 2020)
23.1*	Consent of Baker Tilly US LLP (formerly Squar Milner LLP), independent registered public accounting firm
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
107*	Filing Fee Table

__________

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

	(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)		If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on May 11, 2022.

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Andy Heyward

Name: Andy Heyward

Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Genius Brands International, Inc., hereby severally constitute and appoint Andy Heyward and Robert Denton, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	May 11, 2022
Andy Heyward	(Principal Executive Officer)

/s/ Robert Denton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2022
Robert Denton

/s/ Joseph “Gray” Davis	Director	May 11, 2022
Joseph “Gray” Davis

/s/ P. Clark Hallren	Director	May 11, 2022
P. Clark Hallren

/s/ Anthony Thomopoulos	Director	May 11, 2022
Anthony Thomopoulos

/s/ Margaret Loesch	Director	May 11, 2022
Margaret Loesch

/s/ Lynne Segall	Director	May 11, 2022
Lynne Segall

/s/ Michael Klein	Director	May 11, 2022
Michael Klein

/s/ Dr. Cynthia Turner-Graham	Director	May 11, 2022
Dr. Cynthia Turner-Graham

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